                            DUKE REALTY INVESTMENTS, INC.
                               (AN INDIANA CORPORATION)

                           DUKE REALTY LIMITED PARTNERSHIP
                           (AN INDIANA LIMITED PARTNERSHIP)

                            650,000 SHARES OF COMMON STOCK

                                    TERMS AGREEMENT


                                                       Dated: October 15, 1998


To:  Duke Realty Investments, Inc.
     Duke Realty Limited Partnership

c/o  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

     We understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 650,000 of its shares of common stock (the "Common Stock"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriter named below (the " Underwriter") offers to purchase the Initial Securities (as defined in the Underwriting Agreement referred to below) and the Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

                                                           Number of Shares
                                                              of Initial
      Underwriter                                       Underwritten Securities
      -----------                                       -----------------------
 Merrill Lynch, Pierce, Fenner & Smith
           Incorporated. . . . . . . . . . . . . . . . . .       650,000
                                                                 -------
           Total . . . . . . . . . . . . . . . . . . . . .       650,000

     The  Underwritten Securities shall have the following terms:

Title of Securities:                    Common Stock
Number of Shares:                       650,000
Public offering price per share:        $23.1875
Purchase price per share:               $21.9975
Number of Option Securities, if any,
that may be purchased by the Underwriter:    97,500
Closing time, date and location:        October 21, 1998, 10:00 a.m., New York
City Time, Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166
Additional Terms:                       Sections 3(o) and 5(h) of the
                                        Underwriting Agreement are hereby
                                        amended by deleting all references to
                                        "90 days" in such Sections and
                                        replacing them with "30 days."

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership --Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than 5 o'clock P.M. (New York City time) on October 15, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED

                         By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED



                         By: /s/ Martin J. Cicco
                            ------------------------------



Accepted:

DUKE REALTY INVESTMENTS, INC.

By: /s/ Dennis D. Oklak
   -------------------------------------
   Name:  Dennis D. Oklak
   Title: Executive Vice President,
          Chief Administrative Officer
          and Treasurer

DUKE REALTY LIMITED PARTNERSHIP

By:  DUKE REALTY INVESTMENTS, INC.
     -----------------------------
      General Partner

By: /s/ Dennis D. Oklak
   -------------------------------------
   Name:  Dennis D. Oklak
   Title: Executive Vice President,
          Chief Administrative Officer
          and Treasurer